Registration No. 333-206663

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORCHIDS PAPER PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	23-2956944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Schoen

Chief Executive Officer

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald E. Figliulo, Esq.

Polsinelli PC

161 N. Clark Street, Suite 4200

Chicago, Illinois 60601

(312) 463-6311 (phone)

(312) 893-2164 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The Orchids Paper Products Company (the “Registrant”) is filing this Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3, File No. 333-206663 (the “Registration Statement”) as an exhibit-only filing to file the Opinion and Consent of Polsinelli PC as Exhibits 5.1 and 23.2 and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and Exhibits 5.1 and 23.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

Item 16. Exhibits

The exhibits to the Registration Statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pryor, State of Oklahoma, on September 11, 2015.

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Jeffrey S. Schoen
	Name:	Jeffrey S. Schoen
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Jeffrey S. Schoen	President, Chief Executive Officer and Director	September 11, 2015
Jeffrey S. Schoen	(Principal Executive Officer)

/s/ Keith R. Schroeder	Chief Financial Officer	September 11, 2015
Keith R. Schroeder	(Principal Financial Officer and Principal Accounting Officer)

/s/ Keith R. Schroeder as attorney-in-fact	Chairman of the Board and Director	September 11, 2015
Steven R. Berlin

/s/ Keith R. Schroeder as attorney-in-fact	Director	September 11, 2015
Mario Armando Garcia

/s/ Keith R. Schroeder as attorney-in-fact	Director	September 11, 2015
John G. Guttilla

/s/ Keith R. Schroeder as attorney-in-fact	Director	September 11, 2015
Douglas E. Hailey

Director
Elaine M. MacDonald

/s/ Keith R. Schroeder as attorney-in-fact	Director	September 11, 2015
Mark H. Ravich

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement (for equity securities)***

3.1	Amended and Restated Certificate of Incorporation of the Company dated May 17, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q (SEC Accession No. 0001104659-13-058279) filed with the SEC on July 31, 2013.

3.2	Amended and Restated Bylaws of the Company amended May 17, 2013, incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q (SEC Accession No. 0001104659-13-058279) filed with the SEC on July 31, 2013.

4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1/A (SEC Accession No. 0000950137-05-007858) filed with the SEC on June 24, 2005.

4.2	Specimen Warrant Certificate***

4.3	Form of Warrant Agreement***

4.4	Specimen Unit Certificate***

4.5	Form of Unit Agreement***

5.1	Opinion of Polsinelli PC regarding validity**

23.1	Consent of HoganTaylor LLP*

23.2	Consent of Polsinelli PC (included in Exhibit 5.1)**

24.1	Powers of Attorney (included on signature page of the Registration Statement)*

*	Previously filed.

**	Filed herewith.

***	To be filed, as necessary, either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein

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